Exhibit 10.1


                                 URS CORPORATION
                           INCENTIVE COMPENSATION PLAN

           Adopted by Compensation/Option Committee December 15, 1998
                           Effective November 1, 1998


     1. Purpose. The URS Corporation ("URS") Incentive Equity Plan (the "Plan") is intended to provide incentive compensation to individuals who make an important contribution to the financial performance of URS and its Affiliates. Specific Plan objectives are to: (i) focus key Employees on achieving specific financial targets; (ii) reinforce a team orientation; (iii) provide significant award potential for achieving outstanding performance; and (iv) enhance the ability of URS and its Affiliates to attract and retain highly talented and competent individuals.

     2. Definitions.

          (a) "Affiliate" shall mean any entity owned partially or totally by URS.

          (b) "Actual Awards" or "Award" shall mean the incentive amount earned under the Plan by a Designated or Non-Designated Participant.

          (c)  "Actual  Bonus Pool" or "Actual  Pool" shall mean the  calculated
amount  available  for   distribution  to  all  Designated  and   Non-Designated
Participants under the terms and provisions of the Plan.

          (d) "Average Day Sales Outstanding" shall mean the average of the twelve (12) months' Day Sales Outstanding.

          (e) "Base Salary" shall mean the actual base earnings of a Designated Participant for the Plan Year exclusive of any bonus payments under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, and the value of any basic or supplemental employee benefits or perquisites. Base Salary refers only to amounts earned while a Designated Participant during the Plan Year.

          (f) "Board" shall mean the Board of Directors of URS.

          (g) "CEO" shall mean the Chief Executive Officer of URS.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) "Compensation/Option Committee" or "Committee" shall mean the Compensation/Option Committee of the Board. The Committee shall consist solely of outside directors, as defined in Section 162(m) of the Code.

          (j) "Contribution" shall mean Net Income before interest, taxes and corporate general and administrative expenses with respect to the business unit(s) for which a Designated Participant has accountability.



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          (k)  "Covered  Employees"  shall mean the CEO and the four (4) highest compensated officers, as defined in Section 162(m) of the Code, of URS and its Affiliates.

          (l) "Day Sales Outstanding" or "DSOs" shall mean ninety (90) multiplied by a fraction the numerator of which is the sum of billed accounts receivable plus unbilled accounts receivable minus billings in excess of cost, and the denominator of which is the sum of the last three (3) months revenues, with respect to the business unit(s) for which a Designated Participant has accountability. DSOs shall be calculated monthly.

          (m) "Designated Participant" shall mean an Employee of URS or an Affiliate designated by the CEO or the Committee to participate in the Plan. Designation will be made only in writing.

          (n) "Employee" shall mean an employee of URS or an Affiliate.

          (o) "Fiscal Year" shall mean the twelve (12) consecutive months beginning November 1 and ending October 31.

          (p) "Maximum Award" shall mean the maximum amount to be paid to a Covered Employee for each Plan Year, which amount shall be three (3) times base salary as in effect on the first day of the Plan Year.

          (q) "Net Income" shall mean the consolidated revenue less all expenses (including tax and interest charges) of URS. Net Income will be calculated after all URS and URS Consultants bonuses are accrued and assumed to have been paid in full.

          (r) "New Sales" shall mean gross additions to backlog with respect to the business unit(s) for which a Designated Participant has accountability.

          (s) "Non-Designated Participant" shall mean an Employee who is not a Covered Employee and who is selected to receive an award under the Plan on the basis of outstanding individual performance. Employee selection will be made at the end of the Plan Year, at the recommendation of the CEO. Unlike Designated Participants, Non-Designated Participants will not be assigned Target Award Percentages.

          (t)   "Performance   Objectives"  or   "Objectives"   shall  mean  the
pre-established financial goals based upon which performance will be assessed.

          (u) "Plan" shall mean this URS Corporation Incentive Compensation Plan, as amended from time to time.

          (v) "Plan Year" shall mean the twelve (12) consecutive months beginning November 1 and ending October 31 over which performance is measured under this Plan.

          (w) "Target Award" shall mean a Designated Participant's Target Award Percentage multiplied by the Designated Participant's Base Salary earned during the Plan Year. This amount represents the anticipated payout to the Designated Participant if all applicable Performance Objectives are met.



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          (x) "Target Award  Percentage"  shall mean a percentage of Base Salary assigned to a Designated Participant in accordance with the terms and provisions of the Plan.

          (y) "Target Bonus Pool" or "Target Pool" shall mean the amount anticipated to be distributed to all Designated and Non-Designated Participants if all applicable Performance Objectives are met. Separate Target Bonus Pools may be established for URS and for one or more of its Affiliates and business units, as determined by the Committee.

          (z) "Termination" shall mean the Designated Participant's ceasing his or her service with URS or any of its Affiliates for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or permanent disability.

          (aa) "URS" shall mean URS Corporation, a Delaware corporation.

          (bb) "Year-end" shall mean the end of the Fiscal Year.

     3.   How Awards Are Earned Under the Plan.

          (a) General Plan Description. The Plan provides the opportunity for key Employees to receive cash Awards based on the performance of URS, one or more of its Affiliates and/or one or more of its business units and on individual performance.

          Here is an overview of how the Plan works. In general, certain Designated Participants will be selected to participate in the Plan at the beginning of or during the Plan Year. Upon selection to participate in the Plan, each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, multiplied by the Designated Participant's Base Salary earned during the Plan Year, will equal the Designated Participant's Target Award. This Target Award represents the amount that is expected to be paid to a Designated Participant if certain financial Performance Objectives have been fully met.

          In addition, funds will be set aside for discretionary Awards to selected other Employees (referred to as Non-Designated Participants), who have demonstrated outstanding individual performance during the Plan Year.

          The sum of all Target Awards for Designated Participants and expected payouts to Non-Designated Participants will equal the Target Bonus Pool. The Actual Bonus Pool will vary from the Target Bonus Pool upward or downward based on actual performance in relationship to its Performance Objectives. Separate Target Bonus Pools may be established for URS and each of its Affiliates.

          Actual Awards to Designated Participants and actual funds available for distribution to Non-Designated Participants will vary from target amounts based on the relationship between the Actual Bonus Pool and the Target Bonus Pool.

          (b) Designated and Non-Designated Participants. Plan participation is extended to selected Employees who, in the opinion of the CEO and/or the Committee, have the opportunity to significantly impact the annual operating success of URS and/or its Affiliates. These Employees are the Designated Participants and will be notified in writing of their selection




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to  participate  in the  Plan.  This  notification  letter  for  all  Designated
Participants except Covered Employees will be signed by the CEO. The Committee will determine the Plan participation of all Covered Employees, and the letter of notification to a Covered Employee will be signed by the Chairman of the Committee.

          In addition to the Designated Participants, there may be a group of other Employees who are selected to receive Awards based on their outstanding individual performance during the Plan Year. These other Employees are the Non-Designated Participants and will not be selected until the completion of the Plan Year. The selection of Non-Designated Participants will be determined by the CEO, in his sole discretion.

          (c) Target Award Percentages for Designated Participants. Each Designated Participant will be assigned a Target Award Percentage by the Committee. The Committee, in its sole discretion, may consider recommendations made by the CEO as to individual Target Award Percentages for Designated Participants (other than the CEO). The individual's Target Award Percentage, when multiplied by the individual's Base Salary earned during the Plan Year, represents the individual's Target Award, which is the anticipated payout to a Designated Participant if the applicable Performance Objectives are met. Each Designated Participant's Target Award Percentage will be included in the letter of notification described in Section 3(b) above.

          (d) Target Bonus Pool. The Target Bonus Pool will equal the sum of all Target Awards for Designated Participants plus an amount set aside for possible distribution to Non-Designated Participants.

          (e) Performance Objectives. The Performance Objectives for the Plan Year will be determined by the Committee. Performance Objectives will be based on any one, all or a combination of the following: Net Income, Contribution, Average Day Sales Outstanding, and New Sales. The weight to be given to each of the financial measures listed in the preceding sentence shall be determined by the Committee. Weighting may be subject to change based on the Plan measures of Designated Participants, other than Covered Employees, at the end of the Plan Year. The Committee may establish different Performance Objectives for URS, for one or more Affiliates and for one or more business units and may establish different Performance Objectives for each Designated Participant or for groups of Designated Participants.

          (f) Relationship Between Performance and the Actual Bonus Pool. The Actual Bonus Pool will vary from the Target Pool based on the relationship between the actual performance of URS or the relevant Affiliate or business unit(s) and the Performance Objectives. The Actual Pool will vary in relationship to the Target Pool based on a written schedule of possible outcomes prepared by the Committee for each Plan Year, and such schedule shall include a limit on the Actual Bonus Pool, which limit may be later raised at the discretion of the Committee but without any effect on the Actual Award paid to a Designated Participant who is a Covered Employee (who shall be subject to a Maximum Award). The Committee may establish a separate schedule for URS, one or more Affiliate or one or more business units.

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          (g)  Actual  Awards to  Designated  and  Non-Designated  Participants.
Actual Awards to Designated Participants will vary from the Target Award levels based on the relationship between the Actual Bonus Pool and the Target Pool.

          After  allocating  Actual  Awards  to  Designated  Participants,   the
remaining funds in the Actual Pool will be available for allocation to Non-Designated Participants.

          Actual Awards distributed to Non-Designated Participants will be determined on a discretionary basis by the CEO. URS and its Affiliates are under no obligation to distribute any of the Actual Pool to Non-Designated Participants. The sum of all Awards to Non-Designated Participants may not exceed the amount available in the Actual Pool after Actual Awards have been allocated to Designated Participants.

          Notwithstanding any provision of the Plan to the contrary, the maximum payment under the Plan for any Plan Year to any Designated Participant or Non-Designated Participant shall not exceed three million dollars ($3,000,000).

          (h) Special Rules for Covered Employees. Notwithstanding any provision to the contrary in Sections 3(c), (e), and (f) above, the Committee shall establish Target Award Percentages, Performance Objectives, the relationship between actual performance and the Actual Bonus Pool, and any other term necessary under the Plan to determine the Actual Awards for Covered Employees not later than ninety (90) days after the beginning of each Fiscal Year; provided, however, that such ninety (90) day requirement shall not apply in the case of a Covered Employee whose remuneration, within the meaning of Section 162(m) of the Code, for the Fiscal Year, in the determination of the Committee, is not expected to exceed one million dollars ($1,000,000).

     4.    Other Plan Provisions.

          (a) Award Payment. Assessment of actual performance and payout of Awards will be subject to completion of the Year-end independent audit and certification by the Committee that the applicable Performance Objectives and other material terms of the Plan have been met.

          The Actual Award earned will be paid to the Designated Participant (or the Designated Participant's heirs in the case of death) in cash within thirty
(30) days following the completion of both the independent audit and the above-referenced certification by the Committee. Payroll and other taxes will be withheld as required by law.

          Notwithstanding the foregoing, no Award will be paid to any Covered Employee under the Plan until the stockholders of URS have approved the material terms of the Plan in accordance with Section 162(m) of the Code. In addition, the material terms of the Plan must again be approved by the stockholders of URS no later than the first stockholders' meeting in the fifth year following the year in which the stockholders previously approved the material terms of the Plan.

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          (b)  Employment.  In order to  receive  an Award  under  the  Plan,  a
Designated  Participant  must be employed by URS or an Affiliate on the last day
of  the  Plan  Year,  except  as  otherwise   provided  herein.   Selection  for
participation in the Plan does not convey any employment rights. Terms and conditions of Designated Participants' employment agreements with URS or its
Affiliates   addressing   issues  other  than  payment  of  bonus  or  incentive
compensation, if any, supersede the terms and conditions of the Plan.

          (c) Termination. If Termination of a Designated Participant occurs prior to the end of the Plan Year by reason of death, permanent disability or retirement (excluding the retirement of a Covered Employee), the Designated Participant (or the Designated Participant's heirs in the case of death) will be eligible to receive a pro-rata Award based on the time employed as a Designated Participant and the Performance Objectives achieved for the Plan Year. Designated Participants who have earned an Award on this basis will receive payment on the same schedule as other Designated Participants. The formula used to pro-rate the Awards shall be to adjust an otherwise full award by a fraction, the numerator of which is the number of days (or whole months) for the which the Designated Participant was employed as a Designated Participant during the Plan Year and the denominator of which is 365 (or 12).

          If Termination of a Designated Participant occurs prior to the end of the Plan Year for any other reason (whether voluntarily or involuntarily), the Designated Participant will forfeit the opportunity to earn an Award under the Plan, except as otherwise provided for by the Committee; provided, however, that if Termination of a Covered Employee occurs prior to the end of the Plan Year, such Covered Employee shall not receive an Award at the discretion of the Committee or otherwise except as provided in the preceding paragraph.

          (d) Other Pro-Rata Awards. Individuals who have been hired and selected during the Plan Year for Plan participation and who have served a minimum of three (3) months as a Designated Participant will be eligible to receive a pro-rata Award based on the time employed as a Designated Participant and the Objectives achieved for the Plan Year, provided that the Designated Participant is employed by URS or an Affiliate on the last day of the Plan Year and, in the case of a Covered Employee, is selected for Plan participation on his or her date of hire. The Committee will establish the Target Award Percentage for individuals selected for Plan participation during the Plan Year as soon as practicable after the individuals are selected, but not later than fifteen (15) days after the selection date. The formula used to pro-rate the Awards shall be to adjust an otherwise full award by a fraction, the numerator of which is the number of days (or whole months) for which the individual was a Designated Participant during the Plan Year and the denominator of which is 365 (or 12).

          (e) Plan Funding. Estimated payouts for the Plan will be accrued monthly and charged as an expense against the income statements of URS and its Affiliates, as applicable. At the end of each fiscal quarter, the estimated Actual Awards under the Plan will be evaluated based on actual performance to date. The monthly accrual rate will then be adjusted so that the cost of the Plan is fully accrued at Year-end. Accrual of Awards will not imply vesting of any individual Awards to Designated Participants.

          (f)  Plan   Administration.   Responsibility   for  decisions   and/or
recommendations regarding Plan administration are divided between the CEO and the



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Committee.  Notwithstanding the foregoing, the Committee retains final authority regarding all aspects of Plan administration, the resolution of any disputes, and application of the Plan in any respect to a Covered Employee. The Committee may, without notice, amend, suspend or terminate the Plan.

          (g) Assignment of Employee Rights. No Employee has a claim or right to be a Designated Participant or a Non-Designated Participant (collectively, a "Participant") in the Plan, to continue as a Participant, or to be granted an Award under the Plan. URS and its Affiliates are not obligated to give uniform treatment (e.g., Target Award Percentages, discretionary Awards, etc.) to Employees or Participants under the Plan. Participation in the Plan does not give an Employee the right to be retained in the employment of URS or its Affiliates, nor does it imply or confer any other employment rights.

          Nothing contained in the Plan will be construed to create a contract of employment with any Participant. URS and its Affiliates reserve the right to elect any person to its offices and remove Employees in any manner and upon any basis permitted by law.

          Nothing contained in the Plan will be deemed to require URS or its Affiliates to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of URS or any of its Affiliates.

          (h) Withholding Tax. URS or an Affiliate will deduct from all Awards paid under the Plan any taxes required by law to be withheld.

          (i) Effective Date. The Plan is effective as of November 1, 1998, and will remain in effect until suspended or terminated by the Committee.

          (j) Validity. In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Plan.

          (k) Applicable Law. The Plan will be governed by and construed in accordance with the laws of the State of California.


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